     Exhibit 32
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Jeff W. Holmes, Chief Executive Officer, and Kevin Asher, Principal Accounting Officer, of Calibrus, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2011 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  May 16, 2011

/s/ Jeff W. Holmes
Jeff W. Holmes, Chief Executive Officer

/s/ Kevin J. Asher
Kevin J. Asher, Chief Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Calibrus, Inc. and will be retained by Calibrus, Inc. and furnished to the Securities Exchange Commission or its staff upon request.